Exhibit 99.1

221 East Hickory Street

Mankato, Minnesota 56001

For Immediate Release

Contacts:
	Sandra Gibbs	Elin Raymond
	HickoryTech	The Sage Group
	507-386-3765	612-321-9897
	507-420-1811	612-819-0142

HickoryTech Announces Agreement to Acquire Enventis Telecom

Acquisition will add 1,500 miles of fiber-optic network and broaden HickoryTech’s enterprise IP Telephony network integration service offerings.

MANKATO, Minn., Nov. 9, 2005 — HickoryTech Corporation (Nasdaq: HTCO)

•	Strategic acquisition will expand and accelerate HickoryTech’s planned growth into emerging Internet Protocol (IP) Telephony and network services.
•

Will provide enhanced scale and geographic coverage with 1,500 additional route miles of fiber network, consisting of four regional, nine metro, and 32 community access fiber rings throughout Minnesota and into Wisconsin.

•	Enventis reported revenues of $43 million in 2004.
•	Combination of HickoryTech and Enventis Telecom will create a significantly broader market base in the Upper Midwest.
•	Expected to increase market share, by adding more than 300 business customers in Minnesota, North Dakota, South Dakota, Iowa, and Wisconsin.
•	Will enhance opportunity for joint marketing of an extensive set of complementary services.
•	Anticipate that transaction will be accretive to earnings per share from continuing operations for 2006.

HickoryTech Corporation today announced it has entered into a definitive agreement to acquire Enventis Telecom, a wholly owned subsidiary of ALLETE, Inc. (NYSE: ALE) for a purchase price of $35.5 million in cash, subject to normal working capital adjustments at closing. The acquisition will further enhance and add scale to HickoryTech’s existing fiber network and IP Telephony business. Enventis Telecom is a Minnesota-based regional provider of integrated fiber network, IP telephony, and data services, with 1,500 route miles of fiber network serving more than 300 business customers in over 40 communities in the Upper Midwest. Following consummation of the transaction, Enventis Telecom will become a wholly owned subsidiary of HickoryTech. HickoryTech will continue to operate Enventis as a separate entity while working toward the long-term integration.

“Enventis Telecom is a strategic acquisition that expands and accelerates HickoryTech’s business growth strategy,” stated John Duffy, president and CEO of HickoryTech. “This acquisition is a complement to our existing IP Telephony/data customer service business and to our existing fiber rings connecting Mankato to the Minneapolis/St. Paul metropolitan area and south-central Minnesota. We believe this acquisition will accelerate our growth in revenues and operating income, while improving the underlying fundamentals of an already solid firm.”

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Don Shippar, president and CEO of ALLETE, said,  “While Enventis is positioned for continued success, we realize that our current strategic direction and Enventis’ opportunities for expansion do not coincide.  We believe HickoryTech will capitalize on Enventis’ diverse strengths and potential for growth.”

Enventis Telecom has distinguished itself as a market leader in IP Telephony system sales and service, holding national certification as a “Gold Certified” Cisco Partner. With offices in Plymouth, Duluth, Rochester, Minn. and Sioux Falls, S.D., Enventis employs approximately 75 employees and had revenues of $43 million in 2004. Enventis Telecom’s fiber-optic communications network has a strong market position reaching 75 percent of Minnesota’s population, with comprehensive coverage in Minneapolis and St. Paul. It also extends into Eau Claire and La Crosse, Wis. The fiber network is a combination of owned and leased assets, to which HickoryTech has secured long-term access rights.

“Enventis strives to consistently provide our customers with the very best engineering expertise and networking solutions available,” said Rich Henderson, co-founder and president of Enventis Telecom. “We are pleased to maximize the potential of our company by joining with HickoryTech, which is equally focused on exceeding the needs of its business customers.” Current expectations are that the Enventis Telecom employees, including Henderson, will continue with the business following closing of the acquisition.

The transaction is anticipated to be completed at year-end, subject to regulatory approvals. The consummation of the transaction is subject to customary regulatory and closing conditions for a transaction of this nature. Wachovia Securities advised HickoryTech on the transaction and has arranged a new $160 million Senior Secured Credit Facility for HickoryTech, proceeds of which will be used to complete the transaction and refinance existing indebtedness. Detailed terms of the acquisition will be disclosed in HickoryTech’s required SEC filings, including a Form 8-K. HickoryTech expects the acquisition to be EPS accretive in the fourth quarter of 2006, after nine months of normal conversion costs.

HickoryTech will discuss the acquisition of Enventis Telecom during a conference call and Webcast for analysts scheduled for 8:00 a.m. CST on Nov. 10, 2005. Investors can access the Webcast through a link on HickoryTech’s investor relations page at www.HickoryTech.com.

About Enventis Telecom

Selected as a national Cisco Top U.S. Advanced Technology Partner, Enventis Telecom specializes in providing telecommunications and network solutions for companies of all sizes — from international, multi-office organizations, to small and medium businesses.  In addition to its statewide, SONET-based network, Enventis provides innovative IP services that combine voice, data, and video onto a single platform — reducing operational costs and enhancing performance.  Since 1997, Enventis has provided network solutions for a broad spectrum of corporate, non-profit, government and small business clients.  Enventis Telecom is a wholly-owned subsidiary of ALLETE, Inc. (NYSE:ALE).  Enventis has offices in Duluth, Plymouth, and Rochester, Minn. and Sioux Falls, South Dakota. To learn more about Enventis Telecom, visit the company’s Web site at: www.enventis.com

About ALLETE

ALLETE (NYSE:ALE), headquartered in Duluth, Minn., provides energy services in the upper Midwest and has significant real estate holdings in Florida. To learn more about ALLETE, visit the company’s Web site at www.allete.com.

About HickoryTech

HickoryTech Corporation is a diversified communications company headquartered in Mankato, Minn., with approximately 400 employees in Minnesota and Iowa. In its 108th year of operation, HickoryTech offers a full array of telecommunications products and services to business and residential customers. The Telecom Sector offers local voice, long distance, Internet, Broadband services, Digital TV, and IP networking. The Enterprise Solutions Sector provides IP Telephony, call center management, and data network solutions; and the Information Solutions Sector develops telecom and carrier access billing solutions. To learn more about HickoryTech Corporation, visit the company’s Web site at www.HickoryTech.com.

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The following factors, among others, could cause actual results to differ materially from these assumptions and expectations:  the ability of HickoryTech to obtain financing and the ability to satisfy other closing conditions.   Additional factors that could cause HickoryTech’s results to differ materially from those described in the forward-looking statements can be found in HickoryTech’s most recent Form 10-Q or Form 10-K filed with the SEC.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

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